================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          TRAVIS BOATS & MOTORS, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                          TRAVIS BOATS & MOTORS, INC.
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                          TRAVIS BOATS & MOTORS, INC.

                               ----------------

                   Notice of Annual Meeting of Shareholders
                                March 26, 1997

                               ----------------

To the Shareholders of Travis Boats & Motors, Inc.:

  Notice is hereby given that the 1997 Annual Meeting of Shareholders (the "Annual Meeting") of Travis Boats & Motors, Inc. (the "Company") will be held on March 26, 1997, at 11:00 a.m. Central Standard Time, at the Omni Hotel, which is located at 701 Brazos Street, Austin, Texas, for the purpose of considering and acting upon the following matters:

    (1) To elect two directors to hold office in accordance with the Company's Bylaws;

    (2) To ratify the appointment of Ernst & Young, LLP as the Company's independent accountants and auditors for the 1997 fiscal year; and

    (3) To consider and act upon any matter incident to the foregoing purposes and transact such other business as may properly come before the meeting or any adjournments thereof.

  The record date for the meeting has been established to be February 17, 1997. Only shareholders of record at the close of business on that date will be entitled to notice of and to vote at, the Annual Meeting or any adjournments thereof. You are cordially invited to attend the Annual Meeting. Shareholders wishing to attend the Annual Meeting should bring proper identification and evidence of their ownership of shares in the Company's voting securities.

  EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE STILL REQUESTED TO SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED SELF-ADDRESSED, STAMPED ENVELOPE. IF YOU ATTEND, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN THOUGH YOU HAVE SENT IN YOUR PROXY.

                                          By Order of the Board of Directors

                                          /s/ Michael B. Perrine
                                          -------------------------------------
                                          Michael B. Perrine, Secretary

February 21, 1997

                          TRAVIS BOATS & MOTORS, INC.
                             13045 RESEARCH BLVD.
                              AUSTIN, TEXAS 78750

                               ----------------

                                PROXY STATEMENT
                                      FOR
                        ANNUAL MEETING OF SHAREHOLDERS

                               ----------------

SOLICITATION AND REVOCABILITY OF PROXIES

  This Proxy Statement is furnished by the Board of Directors of Travis Boats & Motors, Inc., a Texas corporation (the "Company"), in connection with the solicitation of proxies on behalf of the Company for use at the Annual Meeting of Shareholders to be held Wednesday, March 26, 1997 (the "Meeting") at the Omni Hotel, 701 Brazos Street, Austin, Texas and at any adjournment thereof. When properly executed proxies in the accompanying form are received, the shares represented thereby will be voted at the meeting in accordance with the directions noted thereon. If no direction is indicated, such shares will be voted for the election of the directors and the appointed auditors, as set forth in the Notice of Annual meeting attached to this Proxy Statement.

  Management does not intend to present any business for a vote at the Meeting other than the matters set forth in the accompanying Notice of Annual Meeting, and it has no information that others will do so. If other matters requiring the vote of the shareholders properly come before the Meeting, it is the intention of the persons named in the attached form of proxy to vote the proxies held by them in accordance with their judgment on such matters.

  Any shareholder giving a proxy has the power to revoke that proxy at any time before it is voted. A proxy may be revoked by filing with the Secretary of the Company either a written revocation or a duly executed proxy bearing a date subsequent to the date of the proxy being revoked. Any shareholder may attend the Meeting and vote in person, whether or not such shareholder has previously submitted a proxy.

  In addition to soliciting proxies by mail, officers and regular employees of the Company may solicit the return of proxies personally or by telephone. Brokerage houses and other custodians, nominees and fiduciaries may be requested to forward solicitation material to the beneficial owners of stock.

  The Company will bear the cost of preparing, printing, assembling and mailing the Notice of Annual Meeting, this Proxy Statement, the enclosed form of proxy and any additional material, as well as the cost of forwarding solicitation material to and soliciting proxies from the beneficial owners of stock.

  This Proxy Statement and the accompanying form of proxy are first being sent or given to the Company's shareholders on or about February 21, 1997.

VOTING SECURITIES

  The record date for determining shareholders entitled to notice of and to vote at the Meeting is the close of business on February 17, 1997. On that date there were 4,136,506 issued and outstanding shares of the Company's $.01 par value Common Stock ("Common Stock"), held of record by 37 persons. The Common Stock is the Company's only class of voting securities outstanding. Each share of the Company's Common Stock is entitled to one vote for the election of directors and in any other matter that may be acted upon at the Meeting. The Company's Articles of Incorporation do not permit cumulative voting.

ADDITIONAL INFORMATION

  The Company shall provide without charge to each shareholder of the Company upon the written request of such shareholder a copy of the Company's annual report on Form 10-K, without exhibits but including the financial statements and the financial statement schedules, required to be filed with the Securities and Exchange Commission pursuant to Rule 13a-1 under the Securities Exchange Act of 1934, as amended, for the Company's most recent fiscal year. The Company also shall provide without charge by first class or other equally prompt means within one business day of receipt of a written or oral request from a person to whom this proxy statement is delivered a copy of any and all information that has been incorporated herein by reference. Shareholders should address such requests to Michael B. Perrine, Chief Financial Officer, 13045 Research Boulevard, Austin, Texas 78750.

ELECTION OF DIRECTORS

  The Company's Bylaws provide that the affairs of the Company shall be conducted by a Board of Directors composed of seven members and empower the Board to increase or decrease the number of directors by resolution adopted by a majority of the Board. The Board in its discretion and in accordance with such authority has fixed its size at seven members. The Board of Directors is divided into three classes, designated as Class A, Class B and Class C. The members of each class of directors serve for staggered three-year terms. Messrs. Bohls and Simpson are currently Class A directors and are to stand for reelection at the 1997 annual stockholders' meeting. Messrs. Spradling, Gurasich and McClendon are currently Class B directors and will stand for election at the 1998 annual stockholders' meeting. Messrs. Walton and Siddons are currently Class C directors and will stand for election at the 1999 annual stockholders' meeting. The directors elected at the 1997 annual stockholders' meeting will hold office until the 2000 annual stockholders' meeting or until such director's successor shall be elected or appointed. The affirmative vote of a plurality of holders of the outstanding shares of Common Stock represented at a meeting at which a quorum is present is required to elect each director nominee.

  The persons whose names are set forth as proxies in the enclosed form of proxy will vote all shares over which they have control "FOR" the election of the Board of Directors' nominees unless otherwise directed. Although the Board of Directors of the Company does not contemplate that either of the nominees will be unable to serve, if such a situation should arise prior to the Meeting, the appointed proxies will use their discretionary authority pursuant to the proxy and vote in accordance with their best judgment. The affirmative vote of a plurality of holders of the outstanding shares of Common Stock represented at a meeting at which a quorum is present is required to elect each director nominee.

NOMINEES FOR DIRECTOR

  E. D. Bohls has served as Vice Chairman of the Board of the Company since 1995 and previously served as Chairman of the Board of the Company from 1979 to 1995. He has served as Chairman of the Board of Capitol Commerce Reporter, Inc., a public records research company, since 1986. In addition, he has served as Vice President and as a director of Americana Enterprises, a private real estate development joint venture, since 1975.

  Joseph E. Simpson has served as a director of the Company since 1979. He has served as President and as a director of Capitol Commerce Reporter, Inc., a records research company, since 1986.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF BOTH OF THE INDIVIDUALS NOMINATED FOR ELECTION AS A DIRECTOR.

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

  The following table sets forth certain information with respect to each director and each executive officer of the Company:

NAME                                  AGE                  POSITION
----                                  ---                  --------
Mark T. Walton(1)(2).................  45 Chairman of the Board and President
Ronnie L. Spradling(1)...............  53 Executive Vice President--New Store
                                           Development and Director
                                          Chief Financial Officer, Treasurer and
Michael B. Perrine...................  33 Secretary
E. D. Bohls(1)(2)....................  78 Vice Chairman of the Board
Joseph E. Simpson(1)(2)(3)...........  63 Director
Robert C. Siddons(1)(2)(4)...........  54 Director
Steven W. Gurasich, Jr.(3)(4)........  48 Director
Zach McClendon, Jr.(3)(4)............  59 Director

--------
(1) Member of the Nominations Committee.
(2) Member of the Executive Committee
(3) Member of the Audit Committee.
(4) Member of the Compensation Committee.

  Mark T. Walton has served as President and as a director of the Company since 1980 and as Chairman of the Board since 1995. From 1979 to 1980, Mr. Walton served as the General Manager of the Company's Austin store. Mr. Walton has over 26 years of retail boating experience.

  Ronnie L. Spradling has served as Executive Vice President of the Company since 1989 and as the Executive Vice President of New Store Development since 1994. Mr. Spradling became a director in 1995. Mr. Spradling previously served as the General Manager of Falcon Marine, Inc. (a subsidiary of the Company), located in Midland, Texas from 1982 to 1988. Mr. Spradling has over 29 years of experience in boat retailing operations.

  Michael B. Perrine has served as Chief Financial Officer since 1991 and as Treasurer and Secretary of the Company since 1992. From 1986 to 1991, he served as a loan officer in the Commercial Banking Division of NationsBank, N.A. Mr. Perrine is responsible for developing and implementing the Company's corporate structure.

  E. D. Bohls has served as Vice Chairman of the Board of the Company since 1995 and previously served as Chairman of the Board of the Company from 1979 to 1995. He has served as Chairman of the Board of Capitol Commerce Reporter, Inc., a public records research company, since 1986. In addition, he has served as Vice President and as a director of Americana Enterprises, a private real estate development joint venture, since 1975.

  Joseph E. Simpson has served as a director of the Company since 1979. He has served as President and as a director of Capitol Commerce Reporter, Inc., a records research company, since 1986.

  Robert C. Siddons has served as a director of the Company since 1979. He has served as President of Frank Siddons Insurance Agency, a family-owned insurance agency, since 1987. In addition, he has served as President of the Texas Builders Insurance Company, a commercial lines insurance company, since 1987.

  Steven W. Gurasich, Jr. has served as director of the Company since July 1996. For over the past 20 years, Mr. Gurasich has served in various capacities, including most recently as Chairman of the Board of GSD&M Advertising, Austin, Texas, an advertising firm, handling such accounts as Southwest Airlines, Wal-Mart, MasterCard, Coors Light and Pearle Vision.

  Zach McClendon, Jr. has served as a director of the Company since July 1996. Mr. McClendon is the co-founder of the predecessor to SeaArc Marine, Inc., a manufacturer of various types of boats and marine products, and now serves as the Chairman of the Board of its parent company, SeaArk Boats, Inc. In addition, Mr. McClendon serves as the Chairman of the Board of Union Bank and Trust Company, a subsidiary of First Union Financial Corporation, and as Chairman of the Board of Drew Cottonseed Oil Mill, Inc., a manufacturer of polystyrene products.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of February 15, 1997 by (i) each director of the Company, (ii) each Named Executive Officer, (iii) each person known or believed by the Company to own beneficially 5% or more of the Common Stock and
(iv) all directors and executive officers as a group. Unless otherwise indicated, each person has sole voting and dispositive power with respect to such shares.

                                                                     PERCENT
                                                       NUMBER OF   BENEFICIALLY
                NAME OF BENEFICIAL OWNER              SHARES(1)(2)    OWNED
                ------------------------              ------------ ------------
   E. D. Bohls(3)....................................    660,627       16.0%
   Robert C. Siddons(4)..............................    434,068       10.5%
   Mark T. Walton(5).................................    371,521        9.0%
   Joseph E. Simpson.................................    326,524        7.9%
   Ronnie L. Spradling(6)............................    242,030        5.8%
   Steve Gurasich(7).................................     13,333          *
   Zach McClendon(8).................................     13,333          *
   Michael B. Perrine(9).............................     20,800          *
   All executive officers and directors as a group
    (eight persons)(10)..............................  2,092,236      49.93%

--------
*  Less than 1%
(1) Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to the shares of Common Stock shown as beneficially owned by them. Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), based on information furnished by the persons listed, and represents the number of shares of Common Stock for which a person, directly or indirectly, through any contract, management, understanding, relationship or otherwise, has or shares voting power, including the power to vote or direct the voting of such shares, or investment power, including the power to dispose or to direct the disposition of such shares, and includes shares which may be acquired upon the exercise of options within 60 days following February 21, 1997. The percentages are based upon 4,136,506 shares outstanding. Except as otherwise noted below, the address of each holder of 5% or more of the Common Stock is 13045 Research Boulevard, Austin, Texas 78750.
(2) Does not include options granted to Mark T. Walton, Ronnie L. Spradling and Michael B. Perrine to purchase 16,214, 37,546 and 53,334 shares of Common Stock, respectively, which are not exercisable until more than 60 days after February 21, 1997.
(3) Includes 148,412 shares owned by Mr. Bohls' son, James Bohls, with respect to which Mr. E. D. Bohls controls the voting rights. Mr. E. D. Bohls disclaims beneficial ownership of such shares. Also includes 50,816 shares held by trusts for the benefit of James Bohls' children of which James Bohls serves as trustee, but all voting rights have been retained by Mr.
    E. D. Bohls.
(4) Includes 19,202 shares held by family trusts over which Mr. Siddons exercises sole voting and investment control.
(5) Includes 4,053 shares subject to options exercisable within 60 days of February 21, 1997, 301,000 shares held in a family limited partnership, over which Mr. Walton has sole voting control, and 3,268 shares owned and held in trust for Mr. Walton's children, for which the voting rights reside with Mr. Walton.
(6) Includes 9,387 shares subject to options exercisable within 60 days of February 21, 1997.
(7) Includes 13,333 shares subject to options exercisable within 60 days of February 21, 1997.

(8) Includes 13,333 shares subject to options exercisable within 60 days of February 21, 1997.
(9) Includes 13,333 shares subject to options exercisable within 60 days of February 21, 1997.
(10) See Notes (5), (6), (7), (8) and (10). Includes 53,439 shares subject to options exercisable within 60 days of February 21, 1997.

MEETINGS OF THE BOARD OF DIRECTORS

  The Board of Directors met five times during fiscal year 1996. During such twelve-month period, each incumbent director of the Company attended 75% or more of the aggregate number of (a) meetings of the Board of Directors held during his tenure and (b) meetings held by committees of the Board on which he served.

COMMITTEES

  Executive Committee. The Executive Committee is currently comprised of Mark
T. Walton, Robert C. Siddons, Joseph E. Simpson and E. D. Bohls, and possesses all of the powers of the Board of Directors between meetings of the Board, except for certain matters that may not be delegated under the Company's Bylaws. The Executive Committee met three times during fiscal year 1996.

  Compensation Committee. The duties of the Compensation Committee include the approval of officers' salaries and administration of the Company's 1995 Incentive Plan. The Compensation Committee is comprised of "disinterested" directors, as defined under Section 16 of the 1934 Act, and currently consists of Messrs. Siddons, Gurasich and McClendon. The Compensation Committee met two times during fiscal year 1996.

  Nominations Committee. The Nominations Committee is responsible for recommending to the Board of Directors those persons who will be nominated as the Board of Director's nominees for positions on the Board of Directors. The Nominations Committee is comprised of Messrs. Walton, Spradling, Bohls, Simpson, and Siddons. The Nominations Committee met three times during fiscal year 1996. The Nominations Committee will consider nominations made by shareholders. Nominations made by a shareholder must be made by giving notice of such in writing to the Secretary of the Company before the later to occur of (i) 60 days prior to the date of the meeting of shareholders called for the election of directors or (ii) 10 days after the Board of Directors first publishes the date of such meeting. Such notice shall include all information concerning each nominee under the 1934 Act. Such notice shall also include a signed consent of each nominee to hold office until the next Annual Meeting or until his successor is elected or appointed.

  Audit Committee. The Audit Committee annually recommends to the Board of Directors the appointment of independent certified accountants as auditors for the Company, discusses and reviews fees for the prospective annual audit, reviews the results with the auditors, reviews the Company's compliance with its existing accounting and financial policies, reviews the adequacy of the financial organization of the Company and considers comments by auditors regarding internal controls and accounting procedures and management's response to those comments. Messrs. Simpson, Gurasich and McClendon currently serve on this Committee. This Committee met three times in fiscal year 1996.

COMPENSATION OF DIRECTORS

  Prior to July 1996, the Company paid directors' fees of $1,500 per month to each director, whether or not such director was an officer or employee of the Company. In July 1996 the Company amended its policy to provide that directors who are not officers and employees of or consultants to the Company will receive annual compensation of $10,000, plus $2,000 annually for each committee on which such director serves, excluding the Nominations Committee, for which compensation will not be received, and $3,000 per year in the case of the Executive Committee. Directors' expenses for attending meetings are reimbursed by the Company. Mr. Gurasich and Mr. McClendon, who became directors of the Company in July 1996, also received options to purchase 13,333 shares of the Company's common stock at an exercise price of $9.00 per share.

COMPENSATION OF EXECUTIVE OFFICERS

  The following table sets forth certain information with respect to the compensation awarded to, earned by or paid for services rendered to the Company in all capacities during the fiscal years ended September 30, 1996, September 30, 1995 and December 31, 1994, with respect to the Company's President, Mr. Walton and the Executive Vice President, Mr. Spradling (collectively, the "Named Executive Officers"). No other executive officers of the Company received annual compensation (including salary and bonuses earned) which exceeded $100,000 during the fiscal year ended September 30, 1996.

                                                                                        LONG-TERM
                                                           ANNUAL COMPENSATION(1)      COMPENSATION
                                                        -----------------------------  ------------
                                                                            OTHER       SECURITIES
                                                                            ANNUAL      UNDERLYING
          NAME           PRINCIPAL POSITION FISCAL YEAR  SALARY   BONUS  COMPENSATION    OPTIONS
          ----           ------------------ ----------- -------- ------- ------------  ------------
Mark T. Walton..........   President           1996     $129,250 $45,034   $ 4,177(2)         --
                                               1995(1)   108,000  45,000        --        20,267
                                               1994       84,325  22,200    12,720(3)         --
Ronnie L. Spradling.....   Executive Vice      1996     $ 96,900 $45,034   $ 1,578(2)         --
                           President           1995(1)    69,000  45,000        --        46,933
                                               1994       72,750  35,276     3,360(3)         --

--------
(1) Fiscal year 1995 was a nine-month period; dollar amounts shown have been annualized.
(2) Principally 401(k) plan matching contribution.
(3) Board of Directors' fees.

OPTIONS GRANTED IN LAST FISCAL YEAR

  The Company did not grant any options to the Named Executive Officers during the fiscal year ended September 30, 1996.

STOCK OPTION EXERCISES AND HOLDINGS

  The following table shows information regarding stock option exercises and unexercised options held as of the end of the fiscal year ended September 30, 1996 by the Named Executive Officers.

                                                    AT SEPTEMBER 30, 1996
                                    -----------------------------------------------------
                                      NUMBER OF UNEXERCISED      VALUE OF IN-THE-MONEY
                                             OPTIONS                    OPTIONS
                                    ------------------------- ---------------------------
                          OPTIONS
         NAME*           EXERCISED* EXERCISABLE UNEXERCISABLE EXERCISABLE* UNEXERCISABLE*
         -----           ---------- ----------- ------------- ------------ --------------
Mark Walton.............      0        4,053       16,214       $28,878       $115,525
Ronnie L. Spradling.....      0        9,387       37,546       $66,882       $267,515

--------
* Based on closing price of $12.375 on September 30, 1996.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Reinsurance Arrangements. The Company, through June 28, 1996, sold extended service contracts to its customers. The obligations of the Company under these contracts were transferred to Ideal Insurance Company, Ltd. ("Ideal") pursuant to an agreement between the Company and Ideal dated as of January 1, 1994. Ideal reinsures these risks with Amerisure Property & Casualty, Ltd. ("Amerisure"), a company wholly owned by certain principal stockholders of the Company, with Messrs. E. D. Bohls, Siddons, Walton and Simpson owning an aggregate of approximately 76%. These contracts are administered by First Extended Service Corporation ("FESC") and are reinsured under a stop-loss policy issued to Amerisure by FFG Insurance Co. ("FFG"), an affiliate of FESC. In conjunction with these arrangements, the Company paid an agreed amount for each extended service contract which is insured and, in the event of claims under any extended service contracts, Amerisure reimburses the repair facility for the amount of covered claims. Amerisure and/or FFG are financially responsible for any repairs required pursuant to the extended service contract. Amerisure is a separate legal entity from the Company. The Company terminated its relationship with Amerisure effective
June 28, 1996 with respect to future extended service contracts. The Company is currently using traditional insurance, utilizing an unrelated third party and the Company is evaluating whether to form a wholly owned subsidiary to provide the services provided by FESC. To provide for the risks associated with the extended service contracts sold by the Company prior to June 28, 1996, Amerisure intends to retain cash reserves in an amount it believes will reasonably be adequate to cover any of Amerisure's obligations. Moreover, Amerisure has obtained the above described stop-loss policy from FFG. For the fiscal years ended December 31, 1994, September 30, 1995 and September 30, 1996, the Company received net payments of approximately $350,000, $448,000 and $350,000, respectively, through the sale of extended service contracts. Over the same period, Amerisure received an aggregate of approximately $850,000, all of which it has reserved against losses with respect to extended service contracts sold to the Company's customers. All of Amerisure's business resulted from the Company's sale of extended service contracts. Amerisure's underwriting losses and aggregate reinsurance costs will not be determinable until the end of each of the five-year extended service contracts sold prior to June 28, 1996. The Company is not affiliated with Ideal, FESC or FFG.

  Employment Arrangements. Executive management, store management and corporate administrative employees are employed by TBC Management, Ltd., a Texas limited partnership (the "Partnership"). The Partnership, in turn, has entered into a Management Agreement with the Company and its subsidiaries and invoices each company monthly for management services rendered. The general partner and 1.0% owner of the Partnership is the Company. The sole limited partner and 99.0% owner of the Partnership is TBC Management, Inc. (the "Delaware Company"), a Delaware company wholly owned by Travis Boats. The operations of the Partnership are accounted for on a consolidated basis with those of the Company. The Delaware Company's income results from distributions of the Partnership and is accordingly taxed under Delaware law. These arrangements allow the Company more easily to allocate costs among the various store locations and to reduce Texas franchise taxes.

  Certain Borrowings. On August 31, 1995, the Company borrowed $300,000 from Amerisure. The Company executed a promissory note in favor of Amerisure for the principal amount of $300,000, repayable at an interest rate of prime plus 0.25% per annum. The note has been paid in full.

  The Company borrowed a total of $150,000 from Joseph E. and Pat Simpson. Joseph E. Simpson is a director and principal stockholder of the Company. The Company borrowed $100,000 on October 11, 1994, and executed an unsecured promissory note for that amount. On January 31, 1995, the $100,000 note was renewed and extended until January 1, 1996. On March 31, 1995, the Company borrowed an additional $50,000 and executed a promissory note for that amount. Both notes were renewed and extended into one $150,000 note on August 31, 1995. The renewed and extended note provided for quarterly interest payments at an interest rate equal to the prime minus 0.25%, with the principal balance payable in full on October 1, 1996. The renewed and extended note has been paid in full.

  The Company borrowed $175,000 from Capital Commerce Reporter, Inc., a company owned by Joseph E. Simpson and E. D. Bohls, directors and principal stockholders of the Company. The loan was evidenced by two unsecured promissory notes, for $100,000 and $75,000. The notes were originally executed on August 10, 1994 and were renewed and extended on December 31, 1994 and on August 31, 1995. The renewed and extended notes provided for quarterly payments of interest only at a rate equal to the prime rate minus 0.25%, with the principal balance payable in full on October 1, 1996. These loans provided working capital to the Company at a lower cost than was available through its other existing banking relationships. The notes have been paid in full.

  E. D. Bohls, Jesse Cox, Robert D. Siddons, Joseph E. Simpson, Ronnie L. Spradling and Mark T. Walton, all of whom are stockholders and officers or directors of the Company, have each executed a personal guaranty of certain indebtedness of the Company. It is anticipated that such guaranties will be released upon refinancing or repayment of such indebtedness.

PERFORMANCE GRAPH

  Set forth below is a graph comparing the percentage change in the Company's cumulative total shareholder return on its Common Stock with the cumulative total return on the published Standard & Poor's 500 Stock Index and the cumulative total return on the Nasdaq Retail Trade Index. The graph covers the period between the effective date of the Company's initial public offering on June 28, 1996 and the last trading day in the fiscal year ended September 30, 1996.

                 COMPARISON OF 3 MONTH CUMULATIVE TOTAL RETURN
            AMONG TRAVIS BOATS & MOTORS, INC., THE S & P 500 INDEX
                       AND THE NASDAQ RETAIL TRADE INDEX





                                     LOGO

                        PERFORMANCE GRAPH APPEARS HERE
Research                                          Total Return--Data Summary
                                    TRVS

                                                     Cumulative Total Return
                                                     -----------------------
                                                       6/28/96    9/30/96
TRAVIS BOATS & MTRS INC            TRVS                 100         138
S & P 500                          1500                 100         103
NASDAQ RETAIL TRADE                INAR                 100         106

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee is composed entirely of disinterested members of the Board of Directors. No member of the Compensation Committee is a current or former employee or officer of the Company.

  The goals of the Company's compensation policies are to attract, retain and motivate the best possible executives and to recognize both individual performance and the Company's performance. To accomplish these goals, the Company's executive compensation combines annual base salaries, bonuses based on Company performance and stock options.

  Base Salary. The base salaries for Mark T. Walton, Ronnie L. Spradling and Michael B. Perrine were established in employment agreements between these executive officers and TBC Management, Ltd. The employment agreements provide for three-year terms commencing June 28, 1996 and annual base salaries of

$175,000 for Mr. Walton, $150,000 for Mr. Spradling and $90,000 for Mr. Perrine. To determine the base salaries of the Company's officers, the Compensation Committee considers each officer's responsibilities, experience and performance, as well as salary levels of similar companies.

  Bonuses. Under the terms of the employment agreements, the Company's executive officers are eligible for annual bonus based on the Company's consolidated income before income tax expenses and non-recurring audit adjustments (the "Pre-tax Income"). If the Pre-tax Income growth exceeds 20%, over the previous fiscal year, Messrs. Walton and Spralding will each receive a bonus of 2.0% of the Pre-tax Income and Mr. Perrine will receive a bonus of 1.0% of the Pre-tax Income. If the growth of Pre-tax Income is less than 20%, the bonus for each officer is determined by the Board of Directors based on the Company's performance and the individual officer's contributions to the Company's performance.

  Stock Options. By including stock options as a component of its executive compensation plan, the Company ensures that its executive officers have a continuing stake in the Company's long-term success. All executive officers are eligible to receive stock options pursuant to the Company's Incentive Stock Plan. The Compensation Committee determines the number of stock options awarded to each executive officer.

  CEO Compensation. The Compensation Committee determined Mr. Walton's compensation in accordance with the policies described above. Under the terms of Mr. Walton's employment agreement, his annual base salary in fiscal year 1996 was $129,250. Additionally, pursuant to the terms of his employment agreement, Mr. Walton received a bonus of $45,034 during the fiscal year ended September 30, 1996 as compensation for services during fiscal year 1995.

                                          Robert C. Siddons
                                          Steven W. Gurasich, Jr.
                                          Zach McClendon, Jr.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

  During the fiscal year ended September 30, 1996, based on a review of Forms 3 and 4 furnished to the Company during its most recent fiscal year and Forms 5 furnished to the Company with respect to its most recent fiscal year, all reporting persons of the Company were in compliance with Section 16(a) of the Exchange Act.

AUDITORS

  Ernst & Young, LLP has been engaged as independent accountants for the purpose of issuing a report on the financial statements of the Company for the year ended September 30, 1997. Representatives of Ernst & Young, LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and to respond to appropriate questions from those attending the Meeting.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE COMPANY'S AUDITORS.

SHAREHOLDER PROPOSALS

  Shareholder proposals to be presented at the next Annual Meeting of Shareholders must be in writing and received at the Company's executive offices by the Secretary no later than February 15, 1998 in order to be included in the next year's proxy statement.

OTHER BUSINESS

  The Board of Directors of the Company knows of no matters to be presented at the Annual Meeting other than those described above; however, if other matters are properly presented to the meeting for action, it is intended that the persons named in the accompanying form of proxy, and acting thereunder, will vote in accordance with their best judgment on such matters.

                                          By Order of the Board of Directors

                                          /s/ Mark T. Walton
                                          -------------------------------------
                                          Mark T. Walton
                                          President

Dated February 21, 1997
Austin, Texas

                             TRAVIS BOATS & MOTORS, INC.
              THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The shareholder of Travis Boats & Motors, Inc. whose name appears on the
P reverse side hereof (the "Undersigned") acknowledges receipt of the Notice of Annual Meeting of the Company on March 26, 1997 at 10:00 a.m. CST, and attached proxy statement, and appoints Mark T. Walton and Michael B. Perrine and each of them the attorneys of the Undersigned, with full power of substitution, for and in the name of the Undersigned, to vote as proxies for the Undersigned according to the number of shares of Common Stock the
R Undersigned would be entitled to vote if then personally present at the Annual Meeting of Shareholders of the Company to be held at The Omni Hotel, 701 Brazos Street, Austin, Texas, on March 26, 1997, or at any adjournment or adjournments thereof, and to vote all shares of Common stock of the Company held by the Undersigned and entitled to be voted upon the matters,
O   and in accordance with the instructions, on the reverse side hereof.

    TRAVIS BOATS & MOTORS, INC. ANNUAL MEETING TO BE HELD ON March 26, 1997 AT 10:00 A.M. CST FOR HOLDERS AS OF FEBRUARY 17, 1997.

     X  PLEASE MARK YOUR VOTES AS               SHARES IN YOUR NAME:
X   --- IN THIS EXAMPLE

    1. DIRECTORS
       ---------

    DIRECTORS RECOMMEND: A VOTE FOR ELECTION OF THE FOLLOWING DIRECTORS: 01-E.D.
Y   BOHLS; 02-JOSEPH E. SIMPSON.
    ____ FOR         ____  AGAINST

    ____ FOR EXCEPT FOR THE FOLLOWING (LIST NAMES OR NUMBERS): _________________

                      (Continued and to be signed on reverse side)

--------------------------------------------------------------------------------

P   2. AUDITORS
       --------

    RATIFY APPOINTMENT OF ERNST & YOUNG, LLP AS INDEPENDENT ACCOUNTANTS AND
      AUDITORS FOR 1997.
    ____ FOR         ____ AGAINST      ____ ABSTAIN
R
    NOTE--PROXY HOLDERS MAY VOTE IN THEIR DISCRETION ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

                                                    -----------------------
                                                         Signature(s)
O
                                                    -----------------------
                                                             Date

                                                    -----------------------
                                                         Signature(s)
X
                                                    -----------------------
                                                             Date

                                                    Please sign exactly as name
                                                    appears hereon. Joint owners
Y should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such.